UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2011

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

2550 Huntington Avenue
Alexandria, VA	22303-1499
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

    On October 3, 2011, VSE publicly announced the award of a one-year $277 million cost-plus-award fee, indefinite-delivery, indefinite-quantity contract by the U.S. Naval Sea Systems Command for continuous lifecycle support of naval vessels bought, sold, or otherwise transferred to Foreign Military Sales customers.  The potential cumulative maximum value over a five-year period if all options are exercised is approximately $1.5 billion.  On October 12, 2011 Booz Allen Hamilton, Inc. filed a protest to the award of the contract to VSE with the U.S. Government Accountability Office (GAO), and as a result, the performance of the awarded contract is subject to an automatic stay, pending the outcome of the protest.  VSE’s work continues under the predecessor contract, but the level of effort may be constrained until the protest is resolved. GAO protests are generally resolved in no more than 100 days. VSE believes that the NAVSEA contract has been properly awarded to VSE and that there is no merit to the Booz Allen Hamilton protest to the GAO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: October 19, 2011	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary